
                                                                                                         EXHIBIT NUMBER (11)

                                                                                                       TO 9/30/95 FORM 10-Q

       NORTHERN TRUST CORPORATION
   COMPUTATION OF PER SHARE EARNINGS



                                                 Third Quarter Ended September 30,         Nine Months Ended September 30,
                                                -----------------------------------       ---------------------------------
                                                    1995                    1994              1995                 1994
                                                -----------             -----------       ------------         ------------
Computations Required by
------------------------
  Regulation S-K
------------------------

Primary Earnings Per Share
---------------------------

Net Income Applicable to
  Common Shares                                 $55,933,249             $46,138,483       $154,061,092         $136,870,925
                                                ===========             ===========       ============         ============


Weighted Average Number of Common
  and Common Equivalent Shares
     Outstanding

        Common Shares                            55,702,458              54,107,073         55,314,848           53,772,565

         Dilutive Effect of Common
           Equivalent Shares (A)

           Stock Options                            595,957                 803,157            572,246              925,444

           Long Term Performance Stock Plan         371,585                 413,744            350,102              388,436

           Other                                     16,283                  10,816             12,332                8,924
                                                -----------             -----------       ------------         ------------
                                                 56,686,283              55,334,790         56,249,528           55,095,368
                                                ===========             ===========       ============         ============

 Net Income Per Common and
  Common Equivalent Share                      $      0.99             $      0.83        $       2.74         $       2.48
                                               ===========             ===========        ============         ============

      (A) Determined by application of the treasury stock method.


                                                                                                         EXHIBIT NUMBER (11)

                                                                                                       TO 9/30/95 FORM 10-Q

       NORTHERN TRUST CORPORATION
   COMPUTATION OF PER SHARE EARNINGS



                                                 Third Quarter Ended September 30,         Nine Months Ended September 30,
                                                -----------------------------------       ---------------------------------
                                                    1995                    1994              1995                 1994
                                                -----------             -----------       ------------         ------------
Computations Required by
------------------------
  Regulation S-K
------------------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
  Common Shares                                 $55,933,249             $46,138,483       $154,061,092         $136,870,925


Add Back:  Dividend on Series E Convertible
  Preferred Stock                                   781,250                 798,422          2,343,750            2,343,750
                                                -----------             -----------       ------------         ------------
                                                $56,714,499             $46,936,905       $156,404,842         $139,214,675
                                                ===========             ===========       ============         ============

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

        Common Shares                            55,702,458              54,107,073         55,314,848           53,772,565

        Dilutive Effect of Common
           Equivalent Shares (A)

           Stock Options                            796,429                 803,157            872,424              929,245

           Long Term Performance Stock Plan         395,981                 413,744            364,940              388,964

           Other                                     19,104                  10,816             14,155                9,049

        Other Potentially Dilutive Securities

           Equivalent Shares Assuming Conversion
             of Series E Convertible Preferred
             Stock                                1,204,820              1,204,820           1,204,820            1,204,820
                                                -----------            -----------        ------------         ------------
                                                 58,118,792             56,539,610          57,771,187           56,304,643
                                                ===========            ===========        ============         ============
Net Income Per Common and
  Common Equivalent Share                       $      0.98            $     0.83         $       2.71         $       2.47
                                                ===========            ===========        ============         ============

      (A) Determined by application of the treasury stock method.